Cleco Corporate Holdings LLC 2017 Year-end Debt Investor Presentation February 23, 2018

2 All values are rounded and approximate Forward-Looking Statements Please note: This presentation includes “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this presentation, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management. Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements. Additional factors that may cause results to differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors, which are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017, which was filed with the Securities and Exchange Commission on Feb. 21, 2018, under the headings Part I, Item 1A, “Risk Factors,” Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.

3 All values are rounded and approximate Strategic Direction: Be the Leader • Safety – Create and maintain a “World Class Safety Culture” • Customer – Lead utility customer satisfaction • Operations – Meet customers’ energy needs and reliability expectations • Financial – Create value for stakeholders – Focus on growth, customer affordability and spend optimization • Sustainability – Support company, environmental, and economic sustainability – Maintain and enhance cybersecurity – Invest in operational and system infrastructure (START)

Transformation in Place



NRG LA Generation
Cottonwood
Current Cleco Generation
Current Cleco retail/wholesale service territory
Additional co-op service territory
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	Cleco	Cleco + NRG Assets
Peak load[1] MW	2,508	4,256
Net MW Capacity	3,181	6,736
Customers[2]	445,000	740,000
Parishes/Counties	24	47

- Transaction significantly increases Cleco's scale with nearly 750,000 customers and approximately 7 GW of generation, providing a natural extension of our service territory, including areas with increased industrial load growth.
- Long-term strategy to obtain LPSC approval to merge with Cleco Power
- Competitive generation resources to meet long-term customer needs, potentially eliminating need for future construction
- Creates platform to effectuate lower rates for our customers and price stability for co-ops
- ~80% of Louisiana asset capacity is contracted through April 2025
- 100% of Cottonwood capacity contracted through May 2025

Cleco has targeted these valuable contracts and associated generation as a natural complement to its service territory and fleet

1 - Cleco 2017 peak; NRG asset contracted 2016 peak
2 - Includes estimated wholesale end users

CLECO

All values are rounded and approximate

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5 All values are rounded and approximate Cleco Energy LLC Cleco Group LLC Cleco Partners L.P. Cleco Corporate Holdings LLC Structure and Financing Cleco Power LLC Financial Close Post-close Term Loan Up to $300M Increase credit facility at Cleco Corporate Holdings LLC to $175M from $100M Bridge Financing Up to $300M Corp Notes Up to $300M Term Loan Up to $300M • Conservative financing with a minimum of 40% of acquisition financed through equity and available cash • Bridge financing in place with likely issuance of up to $300M in permanent financing at or near closing date • Deleveraging plan in place to pay off incremental transaction financing before contract expirations through current and incremental term loans at Cleco Holdings • Cleco committed to long-term investment grade ratings • S&P – affirmed investment grade • Moody’s – Cleco Holdings on review for downgrade • Fitch – considering engagement for 3rd rating

6 All values are rounded and approximate 2017 Financial Results Cleco Corporate Holdings LLC (thousands) 2017 Operating revenue, net of fuel $719,137 Non-fuel operating expenses(1) 464,848 Operating income 254,289 AFUDC equity 8,320 Other income, net 4,039 Interest charges, net 121,489 Income before income taxes 145,159 Income taxes 7,079 Net income $138,080 Cleco Power Capital Projects (thousands) 2018 Environmental $2,000 New business 41,000 Transmission reliability 46,000 Fuel optimization 54,000 General(3) 184,000 Total capital expenditures $327,000 Cleco Power Base Revenue (million kWh) 2017 2016 Favorable/ (Unfavorable) Electric sales Residential 3,526 3,671 (3.9)% Commercial 2,650 2,724 (2.7)% Industrial 2,078 1,988 4.5% Other retail 131 133 (1.5)% Total retail 8,385 8,516 (1.5)% Sales for resale 2,959 3,143 (5.9)% Total retail & wholesale 11,344 11,659 (2.7)% Cleco Corporate Holdings LLC (millions) 2017 Distributions(2) $84.1 1 – Includes approximately $5 million of NRG acquisition costs. 2 – Future distributions expected to decrease as full or partial offset to potential revenue reduction due to tax reform. 3 – Primarily consists of rehabilitation projects of older transmission, distribution, and generation assets and hardware and software upgrades.